EXHIBIT 21.1
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SUBSIDIARIES OF THE COMPANY


                                                               COMPANY'S
                                               JURISDICTION    PERCENTAGE
NAME OF SUBSIDIARY                           OF INCORPORATION  OWNERSHIP
------------------                           ----------------  ----------

AMLI Residential Properties, L.P.. . . . . .     Delaware          84%
  A.   AMLI Residential Construction, Inc. .     Delaware          95%
  B.   AMLI Institutional Advisors, Inc. . .     Illinois          95%
  C.   AMLI Management Company . . . . . . .     Delaware          95%
  D.   Laurel Park Venture . . . . . . . . .     Georgia          100%
  E.   Pleasant Hill Joint Venture . . . . .     Georgia           40%
  F.   AMLI Foundation Co-Investors, L. P. .     Delaware          25%
  G.   AMLI Foundation Co-Investors-II,
         L. P. . . . . . . . . . . . . . . .     Delaware          15%
  H.   AMLI at Champions, L. P.  . . . . . .     Texas             15%
  I.   AMLI at Windbrooke, L. P. . . . . . .     Illinois          15%
  J.   AMLI at Willeo Creek, L. P. . . . . .     Georgia           30%
  K.   Barrett Lakes, L.L.C. . . . . . . . .     Delaware          35%
  L.   AMLI at Chevy Chase, L.P. . . . . . .     Illinois          33%
  M.   AMLI at Willowbrook, L.P. . . . . . .     Illinois          40%
  N.   AMLI at River Exchange, L.L.C.. . . .     Delaware          40%
  O.   Acquiport/Aurora Crossing, L.P. . . .     Delaware          25%
  P.   Acquiport/Fossil Creek, L.P.. . . . .     Delaware          25%
  Q.   AMLI at Danada, L.L.C.. . . . . . . .     Illinois          10%
  R.   AMLI at Verandah, L.P.. . . . . . . .     Delaware          35%
  S.   Gardner Drive Limited Liability
       Company . . . . . . . . . . . . . . .     Delaware          35%
  T.   AMLI at Regents Crest, L.P. . . . . .     Delaware          25%
  U.   Park Creek-Gainsville, L.L.C. . . . .     Georgia          100%
  V.   Timberglen, L.P.. . . . . . . . . . .     Delaware         100%
  W.   AMLI Partners Ltd. 85-IV. . . . . . .     Illinois           1%
  X.   AMLI Towne Creek Crossing L.P.. . . .     Georgia            1%
  Y.   Lantana Apartments, Ltd.. . . . . . .     Texas            100%
  Z.   Windsor Plano Partners, Ltd.. . . . .     Texas            100%
  AA.  AMLI at Conner Farms, L.P.. . . . . .     Delaware         100%
  BB.  Clairmont, L.P. . . . . . . . . . . .     Delaware         100%
  BC.  Wells Oakhurst, L.P.. . . . . . . . .     Delaware          25%
  BD.  AMLIWS on the Parkway L.P.. . . . . .     Texas             25%
  BE.  AMLI at St. Charles, L.L.C. . . . . .     Delaware         100%